Exhibit 99.1
NEWS RELEASE

The Andersons, Inc. Reports First Quarter Results

MAUMEE, OHIO, May 5, 2026 - The Andersons, Inc. (Nasdaq: ANDE) announces financial results for the first quarter ended March 31, 2026.

Financial Highlights:
•Reported record first quarter net income attributable to The Andersons of $33 million or $0.97 per diluted share and adjusted net income attributable of $38 million, or $1.12 per diluted share
•Adjusted EBITDA of $91 million
•Renewables first quarter pretax income was $40 million on record production, strong merchandising, and biofuels policy benefits
•Agribusiness recorded pretax income of $7 million and adjusted pretax income attributable to The Andersons of $18 million on resilient merchandising and improving conditions

"Our record first quarter includes outstanding results in Renewables and year-over-year improvement in Agribusiness. Ethanol margins were solid during the quarter on increased demand and higher gasoline prices. Our renewable feedstock business had a strong quarter as values and volumes improved following the finalization of the Required Volume Obligations (RVO). Our plants set another quarterly record for production, and we were able to qualify for a higher tier of 45Z tax credits. Fundamentals for this business remain positive,” said President and CEO Bill Krueger. "In Agribusiness, with the return of some market volatility, our merchandising businesses had a solid quarter. Results from our premium ingredients business more than doubled the prior year, as we are focused on serving our key CPG customers. Our fertilizer business also improved, as we strategically positioned product in anticipation of spring planting.”

"We continue to evaluate capital deployment to drive growth and expansion of our existing assets, make our operations more efficient, while analyzing potential acquisitions. We are on track to complete several capital investments during 2026, including the addition of soybean meal export capacity at Port Houston, the replacement and modernization of grain storage at our Toledo port assets, and several corn and wheat cleaning projects within our current asset footprint. Our Clymers, Indiana ethanol debottlenecking project, announced in December of last year, is in the early stages and progressing as planned. We expect the project to increase the plant's annual production capacity to approximately 170 million gallons upon completion. We are evaluating additional ethanol, premium ingredients, and other projects to drive further profitable growth as we remain focused on achieving the $7.00 run-rate EPS target exiting 2028, as announced in December at our Investor Day," continued Krueger.

$ in millions, except per share amounts
	YTD 2026	YTD 2025	Variance
Pretax Income	$33.9	$3.2	$30.7
Pretax Income (loss) Attributable to the Company[1]	37.7	(1.8)	39.5
Adjusted Pretax Income Attributable to the Company[1]	44.4	3.2	41.2
Agribusiness[1]	17.9	(0.1)	18.0
Renewables	39.6	15.3	24.3
Other[1]	(13.1)	(12.0)	(1.1)
Net Income Attributable to the Company	33.2	0.3	32.9
Adjusted Net Income Attributable to the Company[1]	38.2	4.1	34.1
Diluted Earnings Per Share ("EPS")	0.97	0.01	0.96
Adjusted EPS[1]	1.12	0.12	1.00
EBITDA[1]	84.8	50.6	34.2
Adjusted EBITDA[1]	$91.5	$57.3	$34.2
[1] Non-GAAP financial measures; see appendix for explanations and reconciliations.

Cash, Liquidity, and Long-Term Debt Management

"Our businesses generated improved cash flows on strong earnings this quarter. We expect to continue to fund many of our growth projects internally and our debt remains at a modest level," said Executive Vice President and CFO Brian Valentine. "We remain below our long-term debt to EBITDA target of less than 2.5 times and continue to be pleased with the strength of our balance sheet."

Cash used in operating activities was $394 million and $350 million in the first quarter of 2026 and 2025, respectively. Cash from operations before working capital changes in the same periods was $68 million and $57 million, respectively. Cash spent on capital projects in the quarter totaled $52 million, as we continue to invest in our facilities and fund growth.

First Quarter Segment Overview

Agribusiness Posts Improved First Quarter on Earnings Resilience

Agribusiness recorded pretax income of $7 million and adjusted pretax income attributable to the company of $18 million for the quarter, compared to a pretax loss of $10 million and break even adjusted pretax income in the first quarter of 2025.

Our diversified portfolio showed the resilience of our earnings as we saw more volatility return to the market this quarter. As prices rallied during the quarter, more old crop bushels came to market, which provided opportunities for our merchandising businesses. Our grain asset footprint saw less basis appreciation than expected as the price rally put pressure on basis values. Fertilizer results improved on higher margins.

Market conditions remain dynamic. There is the potential of continued volatility that will provide opportunities through 2026. We will remain nimble as conditions change. If the volatility continues, more opportunities should shift to our merchandising businesses. We expect our asset footprint, especially in the west, to capture some of the delayed basis appreciation over the next few quarters. Anticipated corn plantings are above the five-year average with expanded margin opportunities in this higher priced environment. Our fertilizer business is well positioned heading into Q2 and the application season for planting.

Agribusiness had adjusted first quarter EBITDA of $49 million, compared to $31 million in 2025.

Renewables Reports Record Quarter on Efficient Operations and Strong Demand

The Renewables segment reported pretax income of $40 million in the first quarter. For the same period in 2025, the segment reported pretax income of $25 million and pretax income attributable to the company of $15 million.

The segment had a strong first quarter performance on efficient plant operations and record production. Ethanol demand drove board crush higher year over year but was offset by firmer corn basis and higher natural gas expense. First quarter results include $26 million of 45Z producer tax credits. As expected, each of our plants qualified for the next tier of credits following rule changes effective in 2026. Our merchandising businesses had improved performance, largely driven by volatility surrounding the RVO announcement, resulting in higher distillers corn oil and RIN values.

Ethanol fundamentals continue to be supportive as we anticipate elevated demand, including increasing global blend rates, high gasoline prices, and planned industry maintenance. Renewable feedstocks should also continue to benefit from the robust RVO.

Renewables had first quarter EBITDA of $54 million in 2026, compared to $37 million in 2025.

Income Taxes

The company recorded income tax expense of $4.6 million for the quarter, resulting in an effective tax rate of 14% for the period. The rate was impacted by non-taxable 45Z income. We anticipate a full-year adjusted effective rate of approximately 14% - 18%.

Conference Call

The company will host a webcast on Wednesday, May 6, 2026, at 8:30 a.m. ET, to discuss its performance and provide its outlook for the remainder of 2026. To access the call, please dial 888-317-6003 or 412-317-6061 (elite entry number is 7394049). It is recommended that you call 10 minutes before the conference call begins.

To access the webcast, click on the link: https://app.webinar.net/r9QEJNbJ2Mk and submit the requested information as directed. A replay of the call can also be accessed under the heading "Investors" on the company’s website at www.andersonsinc.com.

Forward-Looking Statements

This release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks include economic, weather and regulatory conditions, competition, geopolitical risk, and the risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission. Although the company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct.

Non-GAAP Measures

This release contains non-GAAP financial measures. The company believes that pretax income (loss) attributable to the company; adjusted pretax income (loss) attributable to the company; adjusted pretax income (loss); adjusted net income attributable to the company; adjusted diluted earnings per share; earnings before interest, taxes, depreciation, and amortization (or EBITDA); adjusted EBITDA; and cash from operations before working capital changes provide additional information to investors and others about its operations, allowing an evaluation of underlying operating performance and liquidity and better period-to-period comparability. The above measures are not and should not be considered as alternatives to pretax income (loss) or income (loss) before income taxes, net income (loss), diluted earnings (loss) per share attributable to The Andersons, Inc. common shareholders and cash provided by (used in) operating activities as determined by generally accepted accounting principles. Reconciliations of the GAAP to non-GAAP measures may be found within this press release and the financial tables provided herein.

Company Description

The Andersons, Inc., is a North American agriculture and renewable fuels company. Guided by its Statement of Principles, The Andersons is committed to providing extraordinary service to its customers, helping its employees improve, supporting its communities, and increasing the value of the company. For more information, please visit www.andersonsinc.com.

Investor Relations Contact
Mike Hoelter
Vice President, Corporate Controller and Investor Relations
Phone: 419-897-6715
E-mail: investorrelations@andersonsinc.com

The Andersons, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2026	2025
Sales and merchandising revenues	$2,627,266	$2,659,098
Cost of sales and merchandising revenues	2,466,682	2,506,226
Gross profit	160,584	152,872
Operating, administrative and general expenses	144,664	145,754
Interest expense, net	16,838	13,096
Other income, net	34,810	9,191
Income before income taxes	33,892	3,213
Income tax provision (benefit)	4,560	(2,118)
Net income	29,332	5,331
Net (loss) income attributable to noncontrolling interests	(3,856)	5,047
Net income attributable to The Andersons, Inc.	$33,188	$284

Earnings per share attributable to The Andersons, Inc. common shareholders:
Basic earnings:	$0.98	$0.01
Diluted earnings:	$0.97	$0.01

The Andersons, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	March 31, 2026	December 31, 2025	March 31, 2025
Assets
Current assets:
Cash and cash equivalents	$72,398	$98,283	$219,219
Accounts receivable, net	772,010	652,472	812,482
Inventories	1,398,686	1,365,121	1,249,047
Commodity derivative assets – current	161,858	135,466	155,028
Other current assets	152,153	125,067	92,968
Total current assets	2,557,105	2,376,409	2,528,744
Property, plant and equipment, net	961,401	939,500	860,246
Other assets, net	401,670	396,923	408,692
Total assets	$3,920,176	$3,712,832	$3,797,682

Liabilities and equity
Current liabilities:
Short-term debt	$716,519	$249,420	$222,691
Trade and other payables	633,027	918,691	661,202
Customer prepayments and deferred revenue	222,811	195,331	223,702
Commodity derivative liabilities – current	67,682	51,153	69,648
Current maturities of long-term debt	23,466	63,375	62,675
Accrued expenses and other current liabilities	207,125	208,427	194,390
Total current liabilities	1,870,630	1,686,397	1,434,308
Long-term debt, less current maturities	569,063	560,016	588,087
Other long-term liabilities	170,638	176,184	180,853
Total liabilities	2,610,331	2,422,597	2,203,248
Total equity	1,309,845	1,290,235	1,594,434
Total liabilities and equity	$3,920,176	$3,712,832	$3,797,682

The Andersons, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three months ended March 31,
(in thousands)	2026	2025
Operating Activities
Net income	$29,332	$5,331
Adjustments to reconcile net income to cash used in operating activities:
Depreciation and amortization	34,112	34,340
Other	4,701	17,303
Changes in operating assets and liabilities:
Accounts receivable	(120,542)	(53,268)
Inventories	(34,986)	38,531
Commodity derivatives	(13,235)	1,076
Other current and non-current assets	(22,535)	(8,558)
Payables and other current and non-current liabilities	(270,522)	(384,775)
Net cash used in operating activities	(393,675)	(350,020)
Investing Activities
Purchases of property, plant and equipment and capitalized software	(51,712)	(46,548)
Other	2,248	2,717
Net cash used in investing activities	(49,464)	(43,831)
Financing Activities
Net proceeds under short-term lines of credit	467,584	56,044
Proceeds from issuance of long-term debt	86,250	14,700
Payments of long-term debt	(116,774)	(8,416)
Dividends paid	(6,846)	(6,693)
Value of shares withheld for taxes	(6,996)	(3,837)
Payments of debt issuance costs	(5,435)	—
Other	—	(1,353)
Net cash provided by financing activities	417,783	50,445
Effect of exchange rates on cash and cash equivalents	(529)	854
Decrease in cash and cash equivalents	(25,885)	(342,552)
Cash and cash equivalents at beginning of period	98,283	561,771
Cash and cash equivalents at end of period	$72,398	$219,219

The Andersons, Inc.
Adjusted Net Income Attributable to The Andersons, Inc.
A non-GAAP financial measure
(unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2026	2025
Net income	$29,332	$5,331
Net (loss) income attributable to noncontrolling interests	(3,856)	5,047
Net income attributable to The Andersons, Inc.	33,188	284
Adjustments:
Legal settlement and related expenses	5,948	—
Transaction related compensation	1,792	2,103
Insured inventory and property (recoveries) damages, net	(1,108)	2,926
Income tax impact of adjustments[1]	(1,658)	(1,257)
Total adjusting items, net of tax	4,974	3,772
Adjusted net income attributable to The Andersons, Inc.	$38,162	$4,056

Diluted earnings per share attributable to The Andersons, Inc. common shareholders	$0.97	$0.01

Impact on diluted earnings per share	$0.15	$0.11
Adjusted diluted earnings per share	$1.12	$0.12
1 The income tax impact of adjustments is taken at the blended federal, state, and local tax rate of 25%.

Adjusted net income (loss) attributable to The Andersons, Inc. reflects reported net income (loss) available to The Andersons, Inc. common shareholders after the removal of specified items described above. Adjusted diluted earnings (loss) per share reflects the fully diluted EPS of The Andersons, Inc. after removal of the effect on EPS as reported of specified items described above. Management believes that Adjusted net income (loss) attributable to The Andersons, Inc. and Adjusted diluted earnings (loss) per share are useful measures of The Andersons, Inc. performance as they provide investors additional information about the operations of the company allowing better evaluation of underlying business performance and better comparability to previous periods. These non-GAAP financial measures are not intended to replace or be alternatives to Net income attributable to The Andersons, Inc. and Diluted earnings per share attributable to The Andersons, Inc. common shareholders as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s average number of diluted shares outstanding for each respective period in order to arrive at an adjusted diluted earnings (loss) per share amount for each specified item.

The Andersons, Inc.
Segment Data
(unaudited)

(in thousands)	Agribusiness	Renewables	Other	Total
Three months ended March 31, 2026
Sales and merchandising revenues	$1,919,967	$707,299	$—	$2,627,266
Cost of sales and merchandising revenues	1,786,061	680,621	—	2,466,682
Gross profit	133,906	26,678	—	160,584
Operating, administrative and general expenses	121,420	10,300	12,944	144,664
Interest expense, net	13,688	3,059	91	16,838
Other income (loss), net	8,607	26,272	(69)	34,810
Income (loss) before income taxes	7,405	39,591	(13,104)	33,892
Loss attributable to noncontrolling interests	(3,856)	—	—	(3,856)
Income (loss) before income taxes attributable to The Andersons, Inc.[1]	$11,261	$39,591	$(13,104)	$37,748
Adjustments to income before income taxes[2]	6,632	—	—	6,632
Adjusted income (loss) before income taxes attributable to The Andersons, Inc.[1]	$17,893	$39,591	$(13,104)	$44,380

Three months ended March 31, 2025
Sales and merchandising revenues	$1,993,287	$665,811	$—	$2,659,098
Cost of sales and merchandising revenues	1,874,689	631,537	—	2,506,226
Gross profit	118,598	34,274	—	152,872
Operating, administrative and general expenses	124,489	9,783	11,482	145,754
Interest expense (income), net	12,826	698	(428)	13,096
Other income (loss), net	9,041	1,088	(938)	9,191
(Loss) income before income taxes	(9,676)	24,881	(11,992)	3,213
(Loss) income attributable to noncontrolling interests	(4,522)	9,569	—	5,047
(Loss) income before income taxes attributable to The Andersons, Inc.[1]	$(5,154)	$15,312	$(11,992)	$(1,834)
Adjustments to income before income taxes[2]	5,029	—	—	5,029
Adjusted (loss) income before income taxes attributable to The Andersons, Inc.[1]	$(125)	$15,312	$(11,992)	$3,195
[1] Income (loss) before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
[2] Additional information on the individual adjustments that are included in the adjustments to income (loss) before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table. All adjustments are consistent with the EBITDA reconciliation with the exception of items where a portion of the expense is attributable to the noncontrolling interest and is represented in Income attributable to the noncontrolling interest within the reconciliation above. These adjustments include a $1.6 million difference in insured inventory and property damages, net in the Agribusiness segment for the three months ended March 31, 2025.

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

(in thousands)	Agribusiness	Renewables	Other	Total
Three months ended March 31, 2026
Net income (loss)	$7,405	$39,591	$(17,664)	$29,332
Interest expense	13,688	3,059	91	16,838
Tax provision	—	—	4,560	4,560
Depreciation and amortization	21,490	11,767	855	34,112
EBITDA	42,583	54,417	(12,158)	84,842
Adjusting items impacting EBITDA:
Legal settlement and related expenses	5,948	—	—	5,948
Transaction related compensation	1,792	—	—	1,792
Insured inventory and property recoveries, net	(1,108)	—	—	(1,108)
Total adjusting items	6,632	—	—	6,632
Adjusted EBITDA	$49,215	$54,417	$(12,158)	$91,474

Three months ended March 31, 2025
Net (loss) income	$(9,676)	$24,881	$(9,874)	$5,331
Interest expense (income)	12,826	698	(428)	13,096
Tax benefit	—	—	(2,118)	(2,118)
Depreciation and amortization	21,685	11,891	764	34,340
EBITDA	24,835	37,470	(11,656)	50,649
Adjusting items impacting EBITDA:
Transaction related compensation	2,103	—	—	2,103
Insured inventory and property damages, net	4,502	—	—	4,502
Total adjusting items	6,605	—	—	6,605
Adjusted EBITDA	$31,440	$37,470	$(11,656)	$57,254
Adjusted EBITDA is defined as earnings before interest, taxes and depreciation and amortization, adjusted for specified items. The company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense, tax expense and depreciation and amortization to net income (loss). Management believes that adjusted EBITDA is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to net income (loss), the most directly comparable GAAP financial measure.

The Andersons, Inc.
Trailing Twelve Months of EBITDA and Adjusted EBITDA
A non-GAAP financial measure
(unaudited)

	Three Months Ended,				Twelve months ended March 31, 2026
(in thousands)	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Net income	$16,807	$26,071	$71,092	$29,332	$143,302
Interest expense	11,495	10,478	12,090	16,838	50,901
Tax provision (benefit)	8,028	(228)	16,486	4,560	28,846
Depreciation and amortization	33,071	32,647	33,265	34,112	133,095
EBITDA	69,401	68,968	132,933	84,842	356,144
Adjusting items impacting EBITDA:
Legal settlement and related expenses	—	—	—	5,948	5,948
Transaction related compensation	1,768	1,712	1,879	1,792	7,151
Insured inventory and property recoveries, net	(11,162)	(11,887)	(72)	(1,108)	(24,229)
Loss on investments	7,178	—	—	—	7,178
Severance expense	1,197	—	1,480	—	2,677
(Gain) loss on sale of businesses, net	(3,190)	(1,567)	310	—	(4,447)
Acquisition costs	—	5,927	—	—	5,927
Asset impairment	—	13,698	—	—	13,698
Pension settlement	—	1,448	—	—	1,448
Total adjusting items	(4,209)	9,331	3,597	6,632	15,351
Adjusted EBITDA	$65,192	$78,299	$136,530	$91,474	$371,495

	Three Months Ended,				Twelve months ended March 31, 2025
	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Net income	$52,470	$51,461	$54,104	$5,331	$163,366
Interest expense	6,611	8,361	10,266	13,096	38,334
Tax provision (benefit)	4,876	10,731	13,146	(2,118)	26,635
Depreciation and amortization	30,269	30,408	36,178	34,340	131,195
EBITDA	94,226	100,961	113,694	50,649	359,530
Adjusting items impacting EBITDA:
Transaction related compensation	4,049	1,668	2,536	2,103	10,356
Acquisition costs	—	—	3,193	—	3,193
Insured inventory and property (recoveries) damages, net	—	(5,204)	(4,446)	4,502	(5,148)
Loss on investments	—	—	1,535	—	1,535
Total adjusting items	4,049	(3,536)	2,818	6,605	9,936
Adjusted EBITDA	$98,275	$97,425	$116,512	$57,254	$369,466

The Andersons, Inc.
Cash from Operations Before Working Capital Changes
A non-GAAP financial measure
(unaudited)

	Three months ended March 31,
(in thousands)	2026	2025
Cash used in operating activities	$(393,675)	$(350,020)
Changes in operating assets and liabilities
Accounts receivable	(120,542)	(53,268)
Inventories	(34,986)	38,531
Commodity derivatives	(13,235)	1,076
Other current and non-current assets	(22,535)	(8,558)
Payables and other current and non-current liabilities	(270,522)	(384,775)
Total changes in operating assets and liabilities	(461,820)	(406,994)
Cash from operations before working capital changes	$68,145	$56,974
Cash from operations before working capital changes is defined as cash provided by (used in) operating activities before the impact of changes in working capital within the statement of cash flows. The Company calculates cash from operations by eliminating the effect of changes in accounts receivable, inventories, commodity derivatives, other assets, and payables and accrued expenses from the cash provided by (used in) operating activities. Management believes that cash from operations before working capital changes is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Cash from operations before working capital changes is a non-GAAP financial measure and is not intended to replace or be an alternative to cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.